Exhibit 10.3

Technical Services Agreement

Technical Services Agreement

Framework Agreement No.: HA202101120001

Services Agreement No.:

Technical Services Agreement

Table of Content

1.	Services Scope	4

2.	Responsibilities and Scope of Work	4

3.	Fees	5

4.	Project Milestones	6

5.	Operation and Maintenance Services	6

6.	Others	6

Technical Services Agreement

Party A: Solomon JFZ (Asia) Holdings Limited

Address: Room 1910-1912A, Tower 3, China Hong Kong City, 33 Canton Road, TST, Kowloon, HK

Contact Person: Thomas Tam

Phone: ____________________

Fax:

And

Party B: Hundsun Ayers Technologies Limited

Address: 28/F, Hundsun International Center, 44 Heung Yip Road, Wong Chuk Hang, Aberdeen, HK

Contact Person: Hyman Mo

Phone:

Fax:

Given that Party A and Party B have signed the “Technical Services Framework Agreement” (hereinafter referred to as the “Framework Agreement,” Agreement number: HA202101120001) in January 2021. Now, a “Service Agreement” is signed between Party B and Party A for the specific technical services provided by Party B to Party A. This Service Agreement is an integral part of the Framework Agreement and has the same legal effect as the Framework Agreement. Both parties shall comply with all terms and conditions of the Framework Agreement and the Service Agreement.

Technical Services Agreement

技术服务合同

1.	Services Scope

1.1	Party B shall provide the following technical services to Party A:

No	System Module	Description	One-time Installation fee (HKD)	Monthly Fee (HKD)
1	Global Market Trading	Standard FIX out protocol, 1 broker connection ( Viewtrade ), US stock trading Include 4*CPU, 8G Memory, 100G Hard disk, windows 2012R2 Note: 1. Party A shall obtain authorization from the corresponding exchange market and comply with the relevant requirements of the exchange 2. There may be a risk of data loss (Orders, feedback data from brokers) when operating the switch of brokers manually 3. US markets data feed not included；	37,000	7,800

2	Add-On Service	1 IPsec VPN ( from Hundsun Ayers CU data centre to broker ), does not include external network bandwidth	2,500	900

Note: The above includes the use of Hundsun Ayers software, business support, and operation and maintenance services, but does not include market data authorization, network lines, and the purchase and use of equipment. It also does not include network expenses incurred by Hundsun Ayers to the brokerage’s data center, office, onboarding, or third parties (unless HUNDSUN value-added services have been purchased), and does not include disaster recovery cloud services.

2.	Responsibilities and Scope of Work

2.1	Party B shall provide the aforementioned technical services, and the responsibilities and scope of work of both parties are as follows:

Scope of work	Description	Responsible Party

Hardware, data center and network	conducting regular inspections and monitoring of hardware servers, data center environments, and basic networks, conducting comprehensive system inspections on a regular basis, and handling any abnormalities and malfunctions	Party B

System Operation platform	conducting regular inspections and monitoring of operating system software, database software, and middleware software, conducting comprehensive system inspections on a regular basis, and handling any abnormalities and malfunctions, including system upgrades and virus prevention.	Party B

System	system change testing and deployment, daily operation and maintenance monitoring and inspections, fault and emergency handling, demand management, and system performance, capacity, and availability management in relation to the system.	Party B

Business Operations	conducting various tests related to the system, such as trading tests, interface tests, and so on, in relation to business operations	Party A

Technical Services Agreement

3.	Fees

3.1	The technical service fees payable to Party B shall consist of a one-time fee and monthly service fees

3.2	The fees are as follows:

●	One-time fee: HKD 39,500 ( in words: Thirty Nine Thousand Five Hundred Hong Kong Dollars )

●	Monthly fee: HKD 8,700 ( in words: Eight Thousand Seven Hundred Hong Kong Dollars )

●	Total contract fee: HKD 143,900 ( in words: One Hundred Forty Three Thousand Nine Hundred Hong Kong Dollars).

3.3	The fee standards specified in this clause are only applicable to the work listed in the service content. If Party A requests to expand the scope of services or if Party A changes the agreed-upon service content, resulting in Party B having to repeat the service, Party B will need to re-evaluate the above fee structure, supplement or sign a separate service agreement.

3.4	Payment Method

●	Party A shall pay the one-time fee in full after the signing of the contract, and the monthly service fee shall be settled by Party A every three months.

●	Party A shall pay Party B the full amount of the one-time fee and the monthly service fee for the first settlement period, totaling HKD 65,600 (in words: sixty-five thousand six hundred Hong Kong dollars), within 10 natural days after the signing of this Service Agreement.

●	In the subsequent monthly service fees, Party A shall pay Party B the monthly service fees for the current settlement period within 10 natural days after the beginning of each settlement period, totaling HKD 26,100 (in words: twenty-six thousand one hundred Hong Kong dollars) for this settlement period.

Technical Services Agreement

4.	Project Milestones

Task	Estimated Time	Responsible Party
Go-live	1st September 2022	Both Parties

4.1	The above milestones require joint efforts from both parties to complete. The milestones shall not be treated as a commitment or condition for Party B’s delivery, and the actual Go-live time shall prevail.

4.2	After the service is launched, Party A shall provide written confirmation within 5 working days after Party B issues a confirmation notice and sign the acceptance report by the project manager agreed upon in advance. If Party A fails to confirm or raise written objections within the specified period, it shall be deemed that the service has been launched as required.

5.	Operation and Maintenance Services

5.1	Operation and maintenance services period: “7x24 hours” .

5.2	The fees standards for special maintenance described in the framework service are as follows: if Party A requests Party B to provide special maintenance within the service period, Party A shall pay maintenance fees based on the actual workload invested by Party B. The maintenance fees shall be settled and paid together with the monthly service fee settlement cycle:

a)	Fee standard for on-site technical support on Hong Kong legal working days is 5000HKD/person/day;

b)	Fee standard for on-site technical support on non-Hong Kong legal working days is 8000HKD/person/day

c)	Fee standard for remote technical support on non-Hong Kong legal working days is 2000HKD/person/day

6.	Others

6.1	This Service Agreement shall come into effect upon being signed and sealed by both parties, and the service period shall be 1 year, from June 1, 2022 to May 31, 2023. If the actual launch time of the software is later than the agreed-upon start date of the service period, the service period shall be calculated starting from the actual launch time. The monthly service fee settlement cycle shall be consistent with the service period.

6.2	Unless either party provides written notice to the other party at least 90 days prior to the expiration of the service period that it will not renew this Service Agreement, this Service Agreement shall automatically renew for one year, and so on. If the Framework Agreement has been determined not to be renewed or will be terminated in advance, and the renewal of this Service Agreement will exceed the validity period of the Framework Agreement, this Service Agreement shall be deemed not to be automatically renewed. If the renewal involves changes in service fees or service content, both parties may sign a separate supplementary agreement..

6.3	If it is necessary to terminate this Service Agreement in advance, both parties shall negotiate and determine together, or one party shall provide the other party with at least 90 days’ advance notice. Party A shall pay all fees under the Service Agreement in a lump sum.

6.4	This Service Agreement is made in four copies, with each party holding two copies, all of which have equal legal effect.

6.5	This Service Agreement is an integral part of the Framework Agreement and has the same legal effect as the Framework Agreement. Matters not agreed upon in this Service Agreement shall be governed by the terms of the Framework Agreement. In case of any conflict between this Service Agreement and the Framework Agreement, the provisions of this Service Agreement shall prevail..

6.6	Both parties confirm that the personnel who signed on this agreement and related documents have obtained legal authorization from their respective parties, and the signatures of the authorized personnel on the aforementioned documents have the effect confirmed by the authorizing party.

Technical Services Agreement

Signing Page:

	Name	Solomon JFZ (Asia) Holdings Ltd			( Seal/Signature )

Party A	Legal Representative	( Seal/Signature )	Authorized Person		( Seal/Signature )

	Contact person	Thomas Tam		( Seal/Signature )

	Correspondence Address	Room 1910-1912A, Tower 3, China Hong Kong City, 33 Canton Road,

TST, Kowloon, HK

	Phone	Email

Bank

Account Number

	Name	Hundsun Ayers Technology Ltd		( Seal/Signature )

	Legal Representative	( Seal/Signature )	Authorized person	Hyman Mo	( Seal/Signature )
Party B
	Contact person	( Seal/Signature )

	Correspondence address	28/F, Hundsun International Center, 44 Heung Yip Road, Wong Chuk Hang, Aberdeen, HK

	Phone	E_mail

	Bank	BANK NAME:

	Account Number	ACCOUNT NO:

SWIFT CODE: